                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     under

                          THE SECURITIES ACT OF 1933

                           CECO ENVIRONMENTAL CORP.
            (Exact name of registrant as specified in its character)

       New York                                                13-2566064
(State or other jurisdiction                                   (I.R.S. Employer
  of incorporation)                                            Identification
                                                               Number)

111 Elizabeth Street Suite 600, Toronto, Ontario CANADA              M5G 1P7
(Address of Principal Executive Officers)                          (Zip Code)

                    1995 Consulting Agreement Stock Options
                           (Full Title of the Plans)

                             Leslie J. Weiss, Esq.
                         Sugar, Friedberg & Felsenthal
                            30 North LaSalle Street
                                   Suite 2600
                            Chicago, Illinois  60602
                    (Name and address of agent for service)

                                 (312) 704-9400
                    (Telephone number, including area code,
                             of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon As Practicable After Registration Statement Becomes
Effective.

                               Page 1 of 12 Pages

                         Exhibit Index Begins on Page 8
                 (Facing Page Continued on the Following Page)

                         (Continuation of Facing Page)

                        CALCULATION OF REGISTRATION FEE


- ----------------------------------------------------------------------------------------------------------------------------
                                                          Proposed                 Proposed
 Title of                                                  Maximum                 Maximum
Securities                 Amount                         Offering                 Aggregate             Amount of
 to be                     to be                          Price Per                Offering             Registration
Registered              Registered                         Share                    Price                   Fee
- ----------------------------------------------------------------------------------------------------------------------------
Common Shares,             1,000,000                        $2.25                     $2,250,000         (1) $776.25
par value $0.01
per share

- ----------------------------------------------------------------------------------------------------------------------------
Total                      1,000,000                        $2.25                     $2,250,000             $776.25
- ----------------------------------------------------------------------------------------------------------------------------


(1) Estimated pursuant to Rule 457(h)(i) for the shares as to which options have been granted pursuant to the 1995 Consulting Agreement Stock Options.

    Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to anti-dilution and adjustment provisions of any options to purchase shares registered hereby.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

        The document(s) containing the information specified in part I of Form S-8 will be sent or given to the applicable consultant as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Commission (File No. 0-7099) pursuant to the Securities Exchange Act of 1934 are incorporated by reference into this Registration Statement.

    a. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994.

    b. The Company's reports on From 10-QSB for the quarters ending March 31, 1995 and June 30, 1995.

    c. The description of the Company's Common Stock, $0.01 par value, contained in the Company's registration statement on Form 10 filed pursuant to
Section 12(g) of the Securities Exchange Act of 1934 on April 27, 1973, which was declared effective on September 26, 1973, including any subsequent amendment or any report or other filing with the Securities and Exchange Commission updating such description.

    d. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which registers all the securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Officers and Directors.

         The Company's By-laws provide that the Company shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal or investigative (a "proceeding"), including an action by or in the right of the Company or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate, was a director or officer of the Company, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company and, in criminal proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        Any determination as to whether a person has met an applicable standard of conduct shall be made in accordance with the provisions of the Business Corporation Law of the State of New York.

        No indemnification shall be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

        The Company's indemnification provisions shall be enforced to the fullest extent permitted under law.

Item 7.    Exemption from Registration Claimed.

           Not Applicable.

Item 8.    Exhibits.

           Exhibit
           Number                                    Description
           -------                                   -----------

           10(a)                           Consulting Agreement among the
                                           Company, Robert A. Lerman and
                                           John F. Ferraro, dated as of
                                           April 1, 1995.

           23                              Consent of Margolis & Company P.C.

Item 9.    Undertakings.

(1)        The undersigned Registrant hereby undertakes:

                (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement
           (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof)
      which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

          (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the 1Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the even that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be singed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on this 29th day of August, 1995.

                                                    CECO ENVIRONMENTAL CORP.


                                                    By: /s/ Phillip DeZwirek
                                                        ------------------------
                                                        Phillip DeZwirek
                                                        Chief Executive Officer,
                                                        Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: August 29, 1995                                   /s/ Phillip DeZwirek
                                                        ------------------------
                                                        Phillip DeZwirek
                                                        Chief Executive Officer,
                                                        Chief Financial Officer,
                                                        Director



Date: August 29, 1995                                   /s/ Jason Louis DeZwirek
                                                        ------------------------
                                                        Jason Louis DeZwirek
                                                        Director



Date: August 29, 1995                                   /s/ Josephine Grivas
                                                        ------------------------
                                                        Josephine Grivas
                                                        Director

                                 EXHIBIT INDEX



 Exhibit                                                     Page
 Number                    Document                          Number
 -------                   --------                          ------
 10(a)                  Consulting Agreement among the        9
                        Company, Robert A. Lerman and
                        John F. Ferraro, dated as of
                        April 1, 1995


 25                     Consent of Margolis & Company P.C.    12





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